     Exhibit 99.1

Union Bankshares Corporation to Release Second Quarter 2016 Results

Richmond, Va., July 7, 2016 – Union Bankshares Corporation today announced that it will release its second quarter 2016 financial results before the market opens on Friday, July 22, 2016.

Following the release, the company will host a conference call for analysts at 9:00 a.m. Eastern Daylight Time on Friday, July 22, 2016.

To listen to the call, please use one of the following telephone numbers.
Participant Toll-Free Dial-In Number:         (877) 668-4908
Participant International Dial-In Number:     (973) 453-3058

The conference ID is: 44271225

ABOUT UNION BANKSHARES CORPORATION
Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH), is the holding company for Union Bank & Trust, which has 120 branches and nearly 200 ATMs throughout Virginia. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., which provides a full line of mortgage products; and Union Insurance Group, LLC, which offers various lines of insurance products.

Additional information on the company is available at http://investors.bankatunion.com.

Contact: Bill Cimino (804) 448-0937, VP and Director of Corporate Communications